                                                                   Exhibit 16(d)

                  Merrill Lynch Connecticut Municipal Bond Fund
         of Merrill Lynch Multi-State Municipal Series Trust - Class D
                              10/21/94 - 7/31/94

                                               Since              Since
                                             Inception          Inception
                                           Average Annual         Total
                                            Total Return          Return*
                                           -------------      ------------
   Initial Investment                        $1,000.00           $1,000.00

   Divided by Initial Maximum
      Offering Price                             10.23
                                             ---------

   Divided by Net Asset Value                                         9.82
                                                                ----------
   Equals Shares Purchased                      97.759             101.833

   Plus Shares Acquired through
      Dividend Reinvestment                      4.523               4.711
                                            ----------          ----------

   Equals Shares Held at 07/31/91              102.282             106.544

   Multiplied by Net Asset
      Value at 07/31/91                          10.24               10.24
                                            ----------          ----------
   Equals Ending Redeemable Value at
      $1,000 Investment (ERV) at 7/31/95      1,047.37            1,091.01

   Divided by $1,000 (P)                        1.0474              1.0910

   Subtract 1                                   0.0474              0.0910

   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period (T)                  4.74%
                                            ==========
   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period                                          9.10%
                                                                ==========
   ERV divided by P                             1.0474

   Raise to the power of                        1.2898

   Equals                                       1.0615

   Subtract 1                                   0.0615

   Expressed as a percentage
      equals the Average
      Annualized Total Return                    6.15%
                                            ==========

   * Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

            MERRILL LYNCH FLORIDA CONNECTICUT MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D



     Long term income generally based on yield to
         maturity times market value of each security                $5,169

     Plus short term income accrued for the past
        thirty days                                                     186
                                                            ---------------
     Equals Total Income                                              5,354

     Less expenses for the past thirty days                            -304
                                                             --------------
     Equals net monthly income for yield calculation                  5,051
                                                             --------------
     Average shares outstanding for 30 days                         104,186

     Times the Maximum Offering Price                                 10.66
                                                             --------------
     Equal total dollars                                         $1,110,628
                                                             ==============

     Net monthly income divided by total dollars equals         0.004547517

     Add 1                                                      1.004547517

     Raise to the power of 6                                    1.027597190

     Subtract 1                                                 0.027597190

     Times 2                                                    0.055194380

     Expressed as a percentage equals the
       standardized yield for 30 day period                           5.52%
                                                                    =======

     Tax Rate                                                        28.00%

     X = 1 minus Tax Rate                                            72.00%

     Standardized Yield divided by X equals
       Tax Equivalent Yield for 30 day Period                         7.67%
                                                                    =======